Calculation of Filing Fee Tables
S-1
Liminatus Pharma, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	457(o)			$ 10,000,000.00	0.0001381	$ 1,381.00
Fees to be Paid	2	Equity	Pre-funded Warrants to purchase Common Stock	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Stock underlying Pre-funded Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Warrants to purchase Common Stock	Other				0.0001381	$ 0.00
Fees to be Paid	5	Equity	Common Stock underlying Warrants	457(o)			$ 15,000,000.00	0.0001381	$ 2,071.50
Fees to be Paid	6	Equity	Placement Agent Warrants to purchase Common Stock	Other				0.0001381	$ 0.00
Fees to be Paid	7	Equity	Common Stock underlying Placement Agent Warrants	457(o)			$ 550,000.00	0.0001381	$ 75.95
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 25,550,000.00		$ 3,528.45
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,528.45
Offering Note
[1]	a) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering an indeterminate number of additional shares of common stock that may become issuable to prevent dilution from any stock splits, stock dividends or similar transactions that could affect the securities to be offered by the registrant, and the shares set forth in this table shall be adjusted to include such shares, as applicable. b) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

[2]	a) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering an indeterminate number of additional shares of common stock that may become issuable to prevent dilution from any stock splits, stock dividends or similar transactions that could affect the securities to be offered by the registrant, and the shares set forth in this table shall be adjusted to include such shares, as applicable. b) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act. c) The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $10,000,000. d) No separate registration fee pursuant to Rule 457(g) of the Securities Act.

[3]	a) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering an indeterminate number of additional shares of common stock that may become issuable to prevent dilution from any stock splits, stock dividends or similar transactions that could affect the securities to be offered by the registrant, and the shares set forth in this table shall be adjusted to include such shares, as applicable. b) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act. c) The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $10,000,000.

[4]	a) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering an indeterminate number of additional shares of common stock that may become issuable to prevent dilution from any stock splits, stock dividends or similar transactions that could affect the securities to be offered by the registrant, and the shares set forth in this table shall be adjusted to include such shares, as applicable. b) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act. c) No separate registration fee pursuant to Rule 457(g) of the Securities Act.

[5]	a) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering an indeterminate number of additional shares of common stock that may become issuable to prevent dilution from any stock splits, stock dividends or similar transactions that could affect the securities to be offered by the registrant, and the shares set forth in this table shall be adjusted to include such shares, as applicable. b) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

[6]	a) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering an indeterminate number of additional shares of common stock that may become issuable to prevent dilution from any stock splits, stock dividends or similar transactions that could affect the securities to be offered by the registrant, and the shares set forth in this table shall be adjusted to include such shares, as applicable. b) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act. c) No separate registration fee pursuant to Rule 457(g) of the Securities Act.

[7]	a) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering an indeterminate number of additional shares of common stock that may become issuable to prevent dilution from any stock splits, stock dividends or similar transactions that could affect the securities to be offered by the registrant, and the shares set forth in this table shall be adjusted to include such shares, as applicable. b) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A